Exhibit 23.2

Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545

2228 South Fraser Street Unit I

Aurora, Colorado  80014

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

ANTH 1, Inc.

11941 Bellaire St., Unit G

Thornton, CO 80233

We consent to the use, in the registration statement on Form S-1 of ANTH 1, Inc., of our report dated October 7, 2008 on our review of the financials statements of ANTH 1, Inc.   for the periods ending September 30, 2008 and 2007 and the related statements of operation, stockholders’ equity and cash flows for the years then ended, and the review of the period with the related statements of operations, stockholders’ equity and cash flows ending September 30, 2008,  and the reference to us under the caption “Experts.”

We also consent to the use, in the registration statement on Form S-1 of ANTH 1, Inc. of our report dated July 17, 2008  on our audit of the financials statements of ANTH 1, Inc. and NeoVax, Inc.  for the periods ending December 31, 2007 and 2006 and the related statements of operation, stockholders’ equity and cash flows for the years then ended, and the audit of the period with the related statements of operations, stockholders’ equity and cash flows ending December 31, 2007 and 2006,  and the reference to us under the caption “Experts”.

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Larry O’Donnell

Larry O'Donnell, CPA, P.C.

Denver, Colorado

November 25, 2008

Member of the American Institute of Certified Public Accountants

Member of the Center for Public Company Audit Firms